Exhibit 99.1

Fly-E Group, Inc. Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

NEW YORK, July 23,2026 /PRNewswire/ -- Fly-E Group, Inc. (Nasdaq: FLYE) (“Fly-E” or the “Company”), an electric vehicle company engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes, and electric scooters, today announced that on July 21, 2026, it received a delinquency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the period ended March 31, 2026 (the “Filing”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

This Notice has no immediate effect on the listing of the Company’s securities on Nasdaq. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting from Nasdaq.

The Notice provides that the Company may submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule by September 21, 2026. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 calendar days from the Filing’s due date, or until January 11, 2027, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company filed its Annual Report on Form 10-K for the period ended March 31, 2026 on July 23, 2026, which would eliminate the need for the Company to submit a formal plan to regain compliance.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes and electric under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section under “Risk Factors” of its most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on July 23, 2026, as amended by the Company’s subsequent filings, including updates to the Risk Factors. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Seaquant Consulting

Email: investors@sea-quant.com